UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 18, 2007

NNN Healthcare/Office REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	333-133652	20-4738467
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 200, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 18, 2007, we entered into an indemnification agreement with our independent director, Larry L. Mathis. Pursuant to the terms of the indemnification agreement, we will indemnify and advance expenses and costs incurred by our director in connection with any claims, suits or proceedings brought against such director for his service. However, our obligation to indemnify Mr. Mathis is subject to the limitations set forth in the indemnification agreement and in our charter.

The above description of the indemnification agreement contained in Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the indemnification agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit.

10.1 Indemnification Agreement made and entered into April 18, 2007 by NNN Healthcare/Office REIT, Inc. and Larry L. Mathis.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NNN Healthcare/Office REIT, Inc.

April 20, 2007	By:	/s/ Scott D. Peters

Name: Scott D. Peters
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Indemnification Agreement made and entered into April 18, 2007 by NNN Healthcare/Office REIT, Inc. and Larry L. Mathis.